UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115

Andover, MA 01810

(Address and Zip Code of principal executive offices)

(978) 868-5011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.   Entry into a Material Definitive Agreement.

On December 1, 2020, Byrna Technologies Inc. (the “Company”) entered into a Purchase Agreement and Joint Escrow Instructions (the “Agreement”) with Janes Source Properties LLC, a Nevada limited liability company (the “Seller”), dated effective November 27, 2020. Pursuant to the Agreement, the Company agreed to purchase, for a price of $2,100,000, certain real property, consisting of approximately 11,300 square foot industrial office/warehouse building situated on an approximately 0.70-acre parcel, located in Las Vegas, Nevada. The Agreement contains certain customary representations and warranties of the Seller. The Company’s obligation to purchase the real property as contemplated by the Agreement is conditioned on the Company’s satisfactory completion of its due diligence by January 15, 2021. The closing of the transactions contemplated by the Agreement are anticipated to occur on or around February 1, 2021.

The foregoing summary of the Agreement do not purport to be complete and each is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement and Joint Escrow Instructions with Janes Source Properties LLC, a Nevada limited liability company, dated effective November 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.
Date: December 2, 2020	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer